SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): February 23, 1998

                          GUARDIAN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         NEVADA                         0-28490                  58-1799634
(State or other jurisdiction         (Commission                (IRS Employer
        of incorporation)            File Number)            Identification No.)

                              3880 N. 28TH TERRACE
                          HOLLYWOOD, FLORIDA 33020-1118
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (954) 926-5200

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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FORWARD-LOOKING STATEMENTS. In connection with the safe harbor provisions of the
Private Securities Litigation Reform Act of 1995 (the "Reform Act"), the Company is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform
Act) made by or on behalf of the Company herein or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, identified through the use of words or phrases such as the Company or management
"believes," "expects," "anticipates," "hopes," words or phrases such as "will result," "are expected to," "will continue," "is anticipated," "estimated,""projection" and "outlook," and words of similar import) are not historical facts and may be forward-looking.

Such forward-looking statements involve estimates, assumptions, and uncertainties, and, accordingly, actual results could differ materially from the those expressed in the forward-looking statements. Such uncertainties include, among others, the following: (i) the ability of the Company to add additional customer accounts to its account base through acquisitions from third parties, to generate new accounts internally and to form strategic alliances; (ii) the level of subscriber attrition, (iii) the availability of capital to the Company relative to certain larger companies in the security alarm industry which have significantly greater capital and resources, and (iv) increased false alarm fines and/or the possibility of reduced public response to alarm signals and (v) other risk factors described in the Company's reports filed with the Securities and Exchange Commission (the "SEC") from time to time.

The Company cautions that the factors described above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Guardian International, Inc., a Nevada corporation, ("Guardian"), announced the acquisition on February 24, 1998, of 100% of the equity securities of Mutual Central
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Alarm Services, Inc. ("Mutual"), the nation's 70th largest monitored alarm company (according to SDM Magazine, a trade publication) and one of the largest independent alarm companies in the metropolitan New York area. Co-founded nine years ago by Norman Rubin, Raymond Adams, and Joel Cohen, Mutual has grown through a strategy of concentration on high-grade UL listed commercial security, fire, CCTV, and access control systems. Mutual provides services to a prestigious roster of high-end retail businesses, financial institutions, and Fortune 500 companies. The acquisition will approximately double most of Guardian's key financial indicators: monthly recurring income (MRI) will increase by about $320,000; annual revenues are expected to increase by about $5 million or more, and EBITDA should improve by more than $1.5 million.

The total purchase price was $10 million in cash and two million shares of Guardian unregistered Class A Voting Common Stock, par value $.001 per share ("Common Stock"). Of the latter consideration, 750,000 shares are being held in escrow for a one year period for indemnification purposes. The effective date of the acquisition was February 1, 1998 (the "Effective Date"). The transaction will be accounted for under the purchase method of accounting.

Pursuant to the terms of the Stock Purchase Agreement dated as of February 23, 1998, by and among Guardian, Mutual, and the selling stockholders of Mutual (the "Stock Purchase Agreement"), Guardian and Mutual entered into employment agreements with Joel A. Cohen and with Raymond L. Adams. Mr. Cohen was retained under a five year agreement as President of Mutual and was appointed to serve as a Vice President of Guardian. Mr. Cohen was also granted options to purchase 100,000 shares of Common Stock. Twenty percent of the options vest and are exercisable on each of the first five anniversaries of the Effective Date. Mr. Adams was retained under a three-year agreement as a Vice President of Mutual. Mr. Adams was also granted options to purchase 100,000 shares of Common Stock, thirty three and one-third percent of which vest and are exercisable on each of the first three anniversaries of the Effective Date.

Guardian funded the cash portion of the acquisition with borrowings under its existing credit facility, as amended, with Heller Financial, Inc., a Delaware corporation, and proceeds from a $4.0 million preferred stock investment from Westar Security, Inc., a Kansas corporation ("Westar"), a wholly-owned subsidiary of Protection One, Inc., a Delaware corporation. Westar purchased 1,600,000 shares of Series B 10 1/2% Convertible Cumulative Preferred Stock of Guardian (the "Series B Preferred Stock") at a price of $2.50 per share. The Series B Preferred Stock is convertible to Common Stock on a share for share basis and is pari passu upon liquidation with the 1,875,000 shares of Series A 9-3/4% Convertible Cumulative Preferred Stock acquired by Westar in October 1997. The balance will be used for additional acquisitions and for other corporate purposes. After this investment, and together with shares of Guardian it already owns, Westar will own approximately 42% of the outstanding stock of Guardian on a fully diluted basis.
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Guardian will continue to operate Mutual under its trade name as a wholly-owned subsidiary and will continue to operate Mutual's New York based central monitoring and dispatch center.

ITEM 5.  OTHER EVENTS.

On January 30, 1998, William Remington was appointed to serve as an Independent Director (as defined in the Stockholders' Agreement dated as of October 21, 1997 among Guardian, Westar, and the majority shareholders of Guardian) to serve as a member of the Board of Directors. Mr. Remington is a Canadian citizen and resident. For the past twenty-one years, Mr. Remington has been the Director General of the Town of Hampstead, Quebec, Canada. Mr. Remington participated in the design and installation of central monitoring stations for alarm monitoring companies located in Montreal, Canada, Kingston, Jamaica, London, England, and Florida.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

FINANCIAL STATEMENTS

         Financial Statements of Mutual and pro forma financial information are not included in this initial report. Such statements and information will be filed on or before May 8, 1998.

EXHIBITS

         4 Certificate of the Designations, Voting Powers, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Preferred Stock of Guardian International, Inc.

         10(a)    Stock Purchase Agreement dated as of February 23, 1998
         10(b)    Registration Rights Agreement dated as of February 23, 1998
         10(c)    Escrow and Pledge Agreement dated as of February 23, 1998
         10(d)    Employment Agreement with Joel A. Cohen dated as of February
                  1, 1998
         10(e)    Employment Agreement with Raymond L. Adams dated as of
                  February 1, 1998

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   March 9, 1998                   Guardian International, Inc.

                                         /S/ RICHARD GINSBURG
                                         ---------------------------------------
                                         Richard Ginsburg
                                         President and Chief Executive Officer

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                                 EXHIBIT INDEX

EXHIBIT                              DESCRIPTION

4 Certificate of the Designations, Voting Powers, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Preferred Stock of Guardian International, Inc.

10(a)    Stock Purchase Agreement dated as of February 23, 1998
10(b)    Registration Rights Agreement dated as of February 23, 1998
10(c)    Escrow and Pledge Agreement dated as of February 23, 1998
10(d)    Employment Agreement with Joel A. Cohen dated as of February 1, 1998
10(e)    Employment Agreement with Raymond L. Adams dated as of February 1, 1998